EXHIBIT 99-c

                 IN THE UNITED STATES DISTRICT COURT
                    FOR THE DISTRICT OF COLUMBIA

- - - --------------------------------------------
LARRY L. PFIRMAN, on behalf of Himself      )             FILED
and All Others Similarly Situated,          )           DEC 1 1994
                                            )
                Plaintiff,                  )      CLERK, U.S. DISTRICT COURT
                                            )        DISTRICT OF COLUMBIA
     - against -                            )
                                            )
J.P. LONDON, JOHN DeNIGRIS, THOMAS H.       )
MOORER, JOHN H. BAKER, PAUL J. COLEMAN,     )  Civil Action No.
J.H. BERKSON, and WARREN R. PHILLIPS, and   )      90-3119
CACI INTERNATIONAL, INC.                    )
                                            )
                Defendants,                 )  (Hon. Thomas Penfield
                                            )  Jackson)
     - and -                                )
                                            )
CACI INTERNATIONAL, INC., a                 )
Delaware Corporation,                       )
                                            )
                Nominal Defendant.          )
- - - --------------------------------------------



                               FINAL ORDER
                               -----------

     Upon consideration of the parties' joint motion to dismiss, the Court recognizes that the issues in this case have been settled by a Stipulation and Agreement of Compromise and Settlement, dated July 1994 (the "Settlement"), which was approved by the Court in CHRYSOGELOS V. LONDON, et al., Civil Action No. 11910 (Del. Ct. Chancery) on November 15, 1994.

     THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED this 1st day of December 1994, that:

     1.   The Settlement has resolved all outstanding issues in this case.

     2. This Action therefore is dismissed with prejudice and on the merits and without award of court costs.

     3. This Order shall be effective on December 16, 1994 unless the parties inform the Court on or before December 15, 1994 that the Order approving the settlement of CHRYSOGELOS V. LONDON has not become final.



                                                         /s/
                                            ----------------------------
                                            THOMAS PENFIELD JACKSON
                                            United States District Judge
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List of Counsel Entitled to Notification:

Herbert Milstein, Esquire
Cohen, Milstein, Hausfeld & Toll
1100 New York Avenue, N.W.
West Tower - Suite 500
Washington, DC 20005

Robert N. Kaplan, Esquire
Frederic S. Fox, Esquire
Kaplan, Kilsheimer & Fox
685 Third Avenue
New York, NY 10017

I. Stephen Rabin, Esquire
Law offfices of I. Stephen Rabin
685 Third Avenue
New York, NY 10017

Ellyn R. Weiss, Esquire
Foley, Hoag & Eliot
1615 L Street, N.W.
Washington, DC 20036

John H. Henn, Esquire
Brandon F. White, Esquire
Foley, Hoag & Eliot
One Post Office Square
Boston, MA 02109

Calvin H. Cobb, Jr., Esquire
J. William Koegel, Jr., Esquire
Steptoe & Johnson
1330 Connecticut Avenue, N.W.
Washington, DC 20036